EXHIBIT 5.1

                     LETTERHEAD OF COHNE, RAPPAPORT & SEGAL


May 18, 2005

Park City Group, Inc.
333 Main Street
Park City, UT 84060

         Re:      Park City Group, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to Park City Group, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 15,350,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company for issuance pursuant to the following plans and agreements:

                  (1) up to 2,000,000 shares of common stock pursuant to a Consulting Agreement dated May 16, 2005 by and between Park City Group, Inc. ("Park City Group") and Edward Clissold, a lawyer and consultant to Park City Group;

                  (2) up to 13,100,000 shares of common stock pursuant to the Park City Group's Stock for Pay Plan; and

                  (3) up to 250,000 shares of common stock issuable to Robin Campbell of the law firm of Adorno & Yoss for legal services rendered in connection with certain litigation.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement (the "Registration Statement") on Form S-8 as filed with the U.S. Securities and Exchange Commission (the "Commission") on or about May 23, 2005, (ii) the above referenced plans and agreements; (iii) a specimen certificate representing the Common Stock, (iv) the Certificate of Incorporation of the Company, as currently in effect, (v) the By-Laws of the Company, as currently in effect, and (vi) certain resolutions adopted by the Board of Directors of the Company with respect to the plans and agreements and the issuance of the shares of Common Stock contemplated thereby. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and the disclosures made by the Company in the Registration Statement.

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         Members of our firm are admitted to the bar in the State of Utah and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Nevada, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

         Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the shares of Common Stock in the form examined by us, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Patina Plans, when issued in accordance with the terms of the Patina Plans, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                         Very truly yours,

                                         /s/ Cohne, Rappaport & Segal